UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2005

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
On November 17, 2005, A. M. Castle & Co. (the “Company”) entered into a Note Agreement with The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (collectively, the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers $75 million aggregate principal amount of the Company’s 6.26% Senior Secured Notes due November 17, 2015 (the “Notes”).  Interest on the Notes accrues at the rate of 6.26% annually, payable semi-annually beginning on May 15, 2006.  The interest rate on the Notes will increase by 0.5% per annum beginning on December 1, 2006 unless and until the Company’s senior debt obligations are no longer secured or the Company achieves an investment grade rating on its senior indebtedness.  The Notes require annual principal installment payments beginning on November 15, 2006 in amounts ranging from approximately $5.7 on November 15, 2006 to approximately $9 million on November 15, 2014, with the remaining principal amount of the Notes becoming due on November 17, 2015.  As a result, the Company’s annual debt service requirements under the Notes, including annual interest payments, will equal approximately $10.0 to $10.3 million per year.  The Notes may not otherwise be prepaid without a premium.

The Notes are senior secured obligations of the Company and rank pari passu in right of payment with the Company’s other senior secured obligations, including its revolving credit facility with Bank of America, N.A., as U.S. agent, and its trade acceptance facility with The Northern Trust Company. The Notes are secured, on an equal and ratable basis with the Company’s obligations under the revolving credit facility and the trade acceptance facility, by first priority liens on all of the Company’s and its material U.S. subsidiaries’ material assets and a pledge of all of the Company’s equity interests in certain of its subsidiaries. The Note Agreement, like the Company’s other senior secured indebtedness, includes a provision to release liens on the assets of the Company and all of its subsidiaries should the Company achieve an investment grade rating on its senior indebtedness. The Notes are guarantied by all of the Company’s material U.S. subsidiaries.

The covenants and events of default contained in the Note Agreement, including the financial covenants, are substantially the same as those contained in the Company’s revolving credit facility and trade acceptance facility.  The primary financial covenants include a maximum debt-to-working capital ratio, a maximum debt-to-total capital ratio and a minimum net worth provision. In addition, other covenants include restrictions or limitations with respect to the incurrence of liens, the sale of assets and mergers and consolidations. The events of default include the failure to pay principal or interest on the Notes when due, failure to comply with covenants and other agreements contained in the Note Agreement, defaults under other material debt instruments of the Company or its subsidiaries, certain judgments against the Company or its subsidiaries or events of bankruptcy involving the Company or its subsidiaries, the failure of the guaranties or security documents to be in full force and effect or a default under those agreements, or the Company’s entry into a receivables securitization facility.  Upon the occurrence of an event of default, the Company’s obligations under the Notes may be accelerated.

The Company used the proceeds of the Notes, together with cash on hand, to prepay in full all of its obligations under its existing long-term senior secured notes.

[A copy of the Note Agreement is filed as an exhibit to this Report.]

ITEM 1.02 Termination of a Maetrial Definitive Agreement
The Company used the proceeds of the sale of the Notes to prepay its obligations under its existing long-term senior secured notes, thereby terminating its obligations under the following agreements:  (i) Note Agreement dated as of April 1, 1996 between the Company and Nationwide Life Insurance Company, (ii) Note Agreement dated as of May 15, 1997 among the Company, Massachusetts Mutual Life Insurance Company and United of Omaha Life Insurance Company and (iii)  Note Agreement dated as of March 1, 1998 among the Company, Allstate Life Insurance Company, The Northwestern Mutual Life Insurance Company, Massachusetts Mutual Life Insurance Company, Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under Which an Off Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co
/s/ Lawrence A. Boik
Lawrence A. Boik
Vice President – Chief Financial Officer

Date: November 21, 2005

EXHIBIT 10

A. M. CASTLE & CO.

$75,000,000

6.26% SENIOR SECURED NOTES DUE NOVEMBER 17, 2015

NOTE AGREEMENT

Dated as of November 17, 2005

PURCHASER SCHEDULE

SCHEDULE 6D	--	EXISTING LIENS
SCHEDULE 8A(1)	--	SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
SCHEDULE 8G	--	LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 10B	--	EXISTING INVESTMENTS
EXHIBIT A	--	FORM OF NOTE
EXHIBIT B	--	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	--	FORM OF JOINDER NO. 3 TO INTERCREDITOR AGREEMENT
EXHIBIT D	--	FORM OF GUARANTY AGREEMENT
EXHIBIT E-1	--	FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL
EXHIBIT E-2	--	FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO THE COMPANY
EXHIBIT E-3	--	FORM OF OPINION OF SPECIAL MICHIGAN COUNSEL TO THE COMPANY
EXHIBIT E-4	--	FORM OF OPINION OF IN-HOUSE CORPORATE COUNSEL TO THE COMPANY
EXHIBIT F	--	FORM OF COMPLIANCE CERTIFICATE

A. M. CASTLE & CO.
3400 North Wolf Road
Franklin Park, Illinois  60131
As of November 17, 2005
To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:
The undersigned, A. M. CASTLE & CO., a Maryland corporation (herein called the “Company”), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below.  Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined.
1.         AUTHORIZATION OF NOTES; INTEREST RATE ADJUSTMENT.
1A.      Authorization of Issue of Notes.  The Company will authorize the issue of its senior secured notes (the “Notes”) in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof, to mature November 17, 2015, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate, subject to adjustment pursuant to paragraph 1B, of 6.26% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto.  The term “Notes” as used herein shall include each such senior secured note delivered pursuant to any provision of this Agreement and each such senior secured note delivered in substitution or exchange for any other Note pursuant to any such provision.
1B.      Interest Rate Adjustment.  The Company agrees that, unless an Interest Rate Adjustment Event has occurred on or before November 30, 2006, during the period beginning on December 1, 2006 and ending on the date of the occurrence of an Interest Rate Adjustment Event, the Notes shall bear interest at the rate of 6.76% (except as otherwise provided in paragraph 1A during the period when an Event of Default is in existence).
2.         PURCHASE AND SALE OF NOTES.  The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.  The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 6600 Sears Tower, Chicago, Illinois, 60601, one or more Notes registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be November 17, 2005 (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.
3.         CONDITIONS OF CLOSING.  Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:
3A.      Documents.  Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies  of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and on the date of closing in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
(i)         the Note or Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;
(ii)        a Joinder Agreement No. 3 to Collateral Agency and Intercreditor Agreement in the form of Exhibit C attached hereto by and among the Purchasers, the Collateral Agent, the Banks and Northern Trust, and accepted by the Company and the Guarantors (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called “Joinder No. 3 to Intercreditor Agreement”);
(iii)       a Guaranty Agreement made by each Significant Subsidiary in favor of the holders of the Notes in the form of Exhibit D attached hereto (together with any other guaranty pursuant to which the Notes are guarantied and which is entered into as contemplated hereby or by the Intercreditor Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, collectively called the “Guaranty Agreements” and individually called a “Guaranty Agreement”);
(iv)       a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things, (a) as to the names, titles and true signatures of the officers of the Company or such Guarantor, as the case may be, authorized to sign the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor, as the case may be, certified by the Secretary of State (or other appropriate official or agency) of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or the Guarantor, as the case may be, which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;
(v)        a certificate of corporate or other type of entity good standing for the Company and each Guarantor from the Secretary of State (or other appropriate official or agency) of the state of organization of the Company and each Guarantor and of each state in which the Company or any Guarantor is headquartered, if other than the state of organization, in each case dated as of a recent date;
(vi)       Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company, or any Guarantor (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State (or other appropriate official or agency) in any state in which the Company, or any Guarantor is organized; and
(vii)      such other certificates, documents and agreements as such Purchaser may reasonably request.
3B.      Opinion of Purchasers’ Special Counsel.  Such Purchaser shall have received from Schiff Hardin LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.
3C.      Opinion of Company’s and Guarantors’ Counsel.  Such Purchaser shall have received from (i) Sidley Austin Brown & Wood LLP, special counsel to the Company and the Guarantors, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E-1 attached hereto, (ii) Venable LLP, special Maryland counsel to the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E-2 attached hereto, (iii) Smith Haughey Rices & Roegge, special Michigan counsel to the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E-3 attached hereto and (iv) Jerry Aufox, Corporate Counsel of the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E-4 attached hereto, and the Company, by its execution hereof, hereby requests and authorizes each such counsel to render each such opinion, and understands and agrees that each Purchaser receiving such opinions will be relying, and is hereby authorized to rely, on such opinions.
3D.      Representations and Warranties; No Default; Satisfaction of Conditions.  The representations and warranties contained in paragraph 8 hereof and in the other Transaction Documents shall be true on and as of the date of closing (or if such representation or warranty expressly states that it has been made as of a specific date, as of such specific date), both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before the date of closing; and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.
3E.       Purchase Permitted By Applicable Laws; Approvals.  The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.
3F.       Material Adverse Change.  No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 2004 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.
3G.      Termination of Existing Note Agreements; Payment of Note Debt.  All Note Debt (as defined in the Intercreditor Agreement immediately prior to the effectiveness of Joinder No. 3 to Intercreditor Agreement) shall have been discharged and cancelled, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.
3H.      Certain Agreements.  Such Purchaser shall have received copies of the Credit Agreement, the Bank Guarantee Agreement, the Intercreditor Agreement, Joinder No. 1 to Intercreditor Agreement, Joinder No. 2 to Intercreditor Agreement, the Trade Agreement, and each of the Collateral Documents certified by an Officer’s Certificate of the Company, dated the date of closing, as correct and complete.
3I.        Fees and Expenses.  Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchaser referred to in paragraph 3B hereof.
3J.       Proceedings.  All corporate and other proceedings taken or to be taken by the Company or any Guarantor in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
4.         PREPAYMENTS.  The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.
4A(1).              Required Prepayments.  Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $5,717,410.33 on November 15, 2006, $6,054,623.19 on November 15, 2007, $6,411,724.87 on November 15, 2008, $6,789,888.40 on November 15, 2009, $7,190,356.02 on November 15, 2010, $7,614,443.21 on November 15, 2011, $8,063,543.07 on November 15, 2012, $8,539,130.85 on November 15, 2013, $9,042,768.78 on November 15, 2014, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates (provided that upon any prepayment, retirement, purchase or other acquisition of the Notes pursuant to paragraph 4E the principal amount of each required prepayment of the Notes becoming due under this paragraph 4A(1) on and after the date of such prepayment, retirement, purchase or other acquisition shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment, retirement, purchase or other acquisition.  The remaining outstanding principal amount of the Notes, together with any accrued and unpaid interest thereon, shall become due on November 17, 2015, the maturity date of the Notes.
4A(2).  Required Prepayment Pursuant to Intercreditor Agreement.  If any amounts are to be applied to the principal of the Notes on any date pursuant to the terms of the Intercreditor Agreement, such principal amount of the Notes, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note, shall be due and payable on such date.  Any partial prepayment of the Notes pursuant to this paragraph 4A(2) shall be applied in satisfaction of the required payments of principal thereof

(including the required payment of principal due upon the maturity thereof) in the  inverse order of their scheduled due dates.
4B.      Optional Prepayment With Yield-Maintenance Amount.  The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and a minimum of $2,000,000 on any one occurrence or, if less, in the aggregate total outstanding principal amount of the Notes), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.  Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.
4C.      Notice of Optional Prepayment.  The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 30 days prior to the prepayment date, specifying such prepayment date and the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B.  Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.  The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.
4D.      Partial Payments Pro Rata.  In the case of each prepayment of less than the entire outstanding principal amount of all Notes pursuant to paragraph 4A(1), 4A(2) or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.
4E.       Acquisition of Notes.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions.  Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.
5.         AFFIRMATIVE COVENANTS.  The Company agrees that, for so long as any amount remains unpaid on any Note or under any Transaction Document:

5A.      Corporate Existence.  The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate or partnership existence and right to carry on its business and maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by paragraph 6E, paragraph 6F or paragraph 6G, or the termination of the existence of any Subsidiary or of any right, power, privilege or franchise of any Subsidiary if, in the reasonable good faith opinion of the Board of Directors of the Company, such termination is in the best interests of the Company, is not disadvantageous to the holders of the Notes, and is not otherwise prohibited by this Agreement.
5B.      Insurance.  The Company will, and will cause each Subsidiary to, maintain insurance coverage with financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are required by law or sound business practice and are customary for corporations engaged in the same or similar businesses and owning and operating similar properties as the Company and its Subsidiaries.
5C.      Taxes, Claims for Labor and Materials.  The Company will, and will cause each Subsidiary to, file timely all tax returns required to be filed in any jurisdiction and pay and discharge all taxes, assessments, fees and other governmental charges or levies imposed upon the Company or any Subsidiary or upon any of their respective properties, including leased properties (but only to the extent required to do so by the applicable lease), assets, income or franchises, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of their respective properties or assets not permitted by paragraph 6D, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, fee, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the collection thereof or the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.
5D.      Maintenance of Properties.  The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest), other than any property which is obsolete or, in the good faith judgment of the Company, no longer necessary for the operation of the business of the Company or any Subsidiary, in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions thereto so that the business carried on in connection therewith may be properly conducted.
5E.       Maintenance of Records.  The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the Company’s independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

5F.       Financial Information and Reports.  The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request) the following
        (a)        As soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period (for the statements of income) and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and certified by the chief financial officer or chief accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such financial statements contains all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position of the Company and its Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the periods then ended, except that such financial statements condense or omit certain footnotes pursuant to the rules and regulations of the Commission.  Delivery within the time period specified above of copies of the Company’s Quarterly Reports on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this paragraph 5F(a)
        (b)        As soon as available and in any event within 90 days after the last day of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, reinvested earnings and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Company’s independent certified public accountants) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of income, reinvested earnings and cash flows unqualified as to scope of audit and unqualified as to going concern by a firm of independent public accountants of recognized national standing selected by the Company, to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards.  Delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in compliance with the requirements therefor and filed with the Commission, together with the accountant’s certificate described in this paragraph 5F(b), shall be deemed to satisfy the requirements of this paragraph 5F(b).

    (c)        Together with the consolidated financial statements delivered pursuant to paragraphs (a) and (b) of this paragraph 5F, a Compliance Certificate of the chief financial officer, chief accounting officer or treasurer of the Company, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that on the date such calculations were made, during the periods covered by such financial reports and as of the end of such periods the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Default or Event of Default is occurring or has occurred as of the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, or if such officer is aware of any Default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with paragraphs 6A through 6J and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of paragraphs 6A through 6H during the periods covered by the financial statements then being furnished and as of the end of such periods.
    (d)        Together with the financial reports delivered pursuant to paragraph (b) of this paragraph 5F, a letter of the Company’s independent certified public accountants stating that they have reviewed this Agreement and stating whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit).
    (e)        Concurrently with notice filed with the Commission, notice of (i) the filing of any suit, action, claim or counterclaim against the Company or any Subsidiary in which the amount claimed as damages against the Company or any Subsidiary exceeds $5,000,000 after deducting the amount which the Company reasonably believes is covered by insurance, and (ii) the entering of any judgment or decree against the Company or any Subsidiary if the aggregate amount of all judgments and decrees then outstanding against the Company and all Subsidiaries exceeds $2,500,000 after deducting the amount the Company or any Subsidiary (x) is insured therefor and with respect to which the insurer has assumed responsibility in writing and (y) is otherwise indemnified therefor if the terms of such indemnification are satisfactory to the Required Holder(s).
    (f)         As soon as available, copies of each financial statement, notice, report and proxy statement which the Company furnishes to its shareholders generally; within 15 days of filing, copies of each registration statement and periodic report (without exhibits and other than registration statements relating to employee benefit plans) which the Company files with the Commission, and any similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, within 15 days of filing, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to the Company or its securities which the Company files with any securities exchange on which any of the Company’s securities may be registered; copies of any orders applicable to the Company or a Subsidiary in any material proceedings to which the Company or any Subsidiary is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any Subsidiary and, at any time as the Company is not a reporting company under Section 13 or 15(d) of the Exchange Act or has not complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes or prospective purchaser of the Notes may reasonably request.
    (g)        As soon as available, a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any special audit made by them of the books of the Company or any Subsidiary.
    (h)        Promptly following any change in the composition of the Company’s Subsidiaries from that set forth in Schedule 8A(1), as theretofore updated pursuant to this paragraph, and also at the time of delivery of the financial statements referred to in paragraph 5F(b), an updated list setting forth the information specified in Schedule 8A(1).
    (i)         Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries including, but not limited to, accounts receivable agings, accounts payable schedules and inventory reports.
    (j)         To the extent not otherwise provided herein, all information required to be delivered by the Company or any of its Subsidiaries to the Other Senior Creditors pursuant to the terms of any one or more agreements between or among any one or more of them and the Company or any Subsidiary at the same time and in the same manner as delivered to such Persons.
5G.      Inspection of Properties and Records.  The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, to visit and inspect any of its properties, to examine (and, if at the time thereof any Default or Event of Default has occurred and is continuing, make copies and extracts of) its books of record and account and to discuss its affairs, finances and accounts with its officers and its present and former public accountants (and by this provision the Company authorizes such accountants to discuss with you or such Institutional Holder the Company’s and any Subsidiary’s affairs, finances and accounts), all at such reasonable times and upon such reasonable notice and as often as you or such Institutional Holder may reasonably request and, if at the time thereof any Default or Event of Default has occurred and is continuing, at the Company’s expense.
5H.      ERISA.
    (a)        All assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan subject to Title IV of ERISA, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA.
    (b)        The Company will not at any time permit any Plan to:

                 (i)         engage in any “prohibited transactions” as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;
            (ii)        incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA, whether or not waived; or
            (iii)       be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Company or any ERISA Affiliate pursuant to Section 4068 of ERISA;
if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or an ERISA Affiliate to liabilities which, individually or in the aggregate, would have a Material Adverse Effect.
    (c)        Upon the request of you or any subsequent Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service.
    (d)        Within 5 days after obtaining knowledge of any event specified in clauses (i) through (vii) below that would result in a Material Adverse Effect, the Company will give you and any subsequent Institutional Holder written notice of (i) a reportable event with respect to any Plan: (ii) the institution of any steps by any of the Company, any ERISA Affiliate or the PBGC to terminate any Plan; (iii) the institution of any steps by any of the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; (vi) the incurrence of any unfunded liability by a Non-U.S. Plan; or (vii) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.
5I.        Compliance with Laws.
    (a)        The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect.
    (b)        Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder notice of the institution of any proceedings against, or the receipt of written notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation would give rise to a Material Adverse Effect.
5J.       Maintenance of Most Favored Lender Status.  The Company hereby acknowledges and agrees that if either the Company or any Subsidiary shall enter into or be a party to a Revolving Loan Facility which contains for the benefit of any lender or other

Person any Financial Covenants or events of default in respect thereof that are more favorable to such lender than the Financial Covenants and Events of Default in respect of such Financial Covenants contained in this Agreement then, and in each and any such event, the Financial Covenants and Events of Default in this Agreement shall be and shall be deemed to be, notwithstanding paragraph 11C and without any further action on the part of the Company or any other Person being necessary or required, amended to permanently afford (until so amended or waived pursuant to paragraph 11C) the holders of the Notes the same benefits and rights as so afforded to any such lender or Person (such deemed amendment may be the addition of one or more new Financial Covenants and Events of Default in respect thereto addressing matters not addressed by the then existing Financial Covenants and Events of Default in respect thereto set forth herein, as well as modifications to such Financial Covenants and Events of Default in respect thereto that are more favorable to such lender or Person). The Company will promptly deliver to each holder of the Notes a copy of each Revolving Loan Facility entered into after the date of closing. Without limiting the effectiveness of the first sentence of this paragraph 5J, the Company agrees, no later than forty-five (45) days following the date the Company or any Subsidiary shall have granted any such lender or Person any such benefits or rights, to enter into such documentation as the Required Holder(s) may reasonably request to evidence the amendments provided for in this paragraph 5J.

5K.      Subsequent Guarantors.
    (a)        The Company covenants that at all times the assets of the Company and all Guarantors shall constitute at least 95% of Consolidated Total Assets (excluding, for the purposes of this calculation, the assets of the Canadian Subsidiary (so long as the assets of the Canadian Subsidiary do not constitute more than 20% of Consolidated Total Assets) and the Mexican Subsidiary (so long as the assets of the Mexican Subsidiary do not constitute more than 5% of Consolidated Total Assets)) and the Company and the Guarantors shall have contributed at least 95% of Consolidated EBITDA (excluding, for the purposes of this calculation, the EBITDA of the Canadian Subsidiary (so long as the assets of the Canadian Subsidiary do not constitute more than 20% of Consolidated Total Assets) and the Mexican Subsidiary (so long as the assets of the Mexican Subsidiary do not constitute more than 5% of Consolidated Total Assets)) for the four quarters then most recently ended. To the extent necessary to permit the Company to comply with the foregoing the Company will cause one or more Significant Subsidiaries to become Guarantors and the Company will cause each such Significant Subsidiary to deliver to the holders of the Notes (i) a joinder agreement to the Guaranty Agreement, which joinder agreement is to be in the form of Exhibit A to the Guaranty Agreement; (ii) an opinion of counsel to such Person with respect to the Guaranty Agreement and such joinder agreement which is in form and substance reasonably acceptable to the Required Holders; and (iii) all applicable Collateral Documents and any other documents as may be necessary or appropriate to permit the Company to be in compliance with its obligations set forth in this paragraph 5K.  The Guarantors shall be permitted to guaranty all Other Senior Debt.
    (b)        Notwithstanding paragraph 5K(a), if at any time after the date of closing (i) the documents governing the Other Senior Debt are modified or terminated such that any Foreign Subsidiary of the Company (other than the Canadian Subsidiary if the assets of the Canadian Subsidiary constitute more than 20% of Consolidated Total Assets and other than the Mexican Subsidiary if the assets of the Mexican Subsidiary constitute more than 5% of Consolidated Total

Assets) cannot be required (whether upon crossing a materiality threshold or otherwise) to guaranty any Other Senior Debt and (ii) such Foreign Subsidiary shall not at such time guaranty any Other Senior Debt, then upon notice from the Company to the holders of the Notes (x) such Foreign Subsidiary shall be released from the Guaranty Agreement to the extent it is party thereto at such time and (y) the assets of such Foreign Subsidiary shall thereafter be excluded from the calculation of Consolidated Total Assets set forth in the first sentence of paragraph 5K(a).
5L.       Collateral Covenant.  Subject to paragraph 11T, at any time on or after the date of closing, at the Company’s expense:
    (a)        The Company will, and will cause each Guarantor to, execute and deliver, within forty-five (45) days after any request therefor by the Required Holders, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the Liens, rights and remedies of the holders of the Notes and Collateral Agent under this Agreement, the Notes, the Collateral Documents and each other instrument and agreement executed in connection with any of the foregoing.
    (b)        The Company will, and will cause each Guarantor to, take any and all steps, and execute and deliver one or more Collateral Documents to insure that all property of the Company and its Significant Subsidiaries (other than Excluded Collateral) will be subject to Liens in favor of Collateral Agent pursuant to one or more Collateral Documents in form reasonably satisfactory to the Required Holder(s).
5M.     Security Interests.  Subject to paragraph 11T, the Company agrees to, and to cause each Guarantor to, (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than pursuant to the Intercreditor Agreement), (b) comply with the requirements of all state, provincial, territorial and federal laws in order to grant to Collateral Agent valid and perfected first priority security interests in the Collateral (subject to Liens permitted by paragraph 6D), and (c) do whatever any holder of the Notes may reasonably request, from time to time, to effect the purposes of this Agreement and the other Transaction Documents, including filing notices of liens or UCC financing statements or applications for registration, fixture filings and amendments, renewals and continuations thereof; cooperating with representatives of the holders of the Notes; and keeping stock records.
5N.      Information Required by Rule 144A.  The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.  For the purpose of this paragraph 5N, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

6.         NEGATIVE COVENANTS.  The Company agrees that, for so long as any amount remains unpaid on any Note or under any Transaction Document:

6A.      Adjusted Consolidated Net Worth.  The Company will not permit its Adjusted Consolidated Net Worth (calculated on the last day of each fiscal quarter) to be less than $106,751,000 plus the cumulative sum of 40% of Consolidated Net Income (but only if a positive number) for (i) each completed fiscal year of the Company ending after December 31, 2004, and (ii) the period from the beginning of the then current fiscal year through the end of the then most recently ended fiscal quarter which shall have been completed (if any shall have been completed) in such then current fiscal year; provided, that at any time the Company or any Subsidiary incurs additional Indebtedness, immediately following and after giving effect to the incurrence of such additional Indebtedness, the Adjusted Consolidated Net Worth shall not be less than the minimum Adjusted Consolidated Net Worth that would have been permitted as of the last day of the then most recently ended fiscal quarter.
6B.      Consolidated Debt.  The Company will not permit the ratio (calculated on the last day of each fiscal quarter) of Consolidated Debt to Consolidated Total Capitalization to exceed 0.55 to 1.0; provided, that at any time the Company or any Subsidiary incurs additional Indebtedness, immediately following and after giving effect to the incurrence of such additional Indebtedness, the ratio of Consolidated Debt to Consolidated Total Capitalization shall not exceed 0.55 to 1.0 as of the then most recently ended fiscal quarter.
6C.      Net Working Capital.  The Company will not permit the ratio (calculated on the last day of each fiscal quarter) of Net Working Capital to Consolidated Debt to be less than 1.0 to 1.0.
6D.      Liens.  The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on their properties or assets, whether now owned or hereafter acquired, except:
    (a)        Liens on property created substantially contemporaneously or within 180 days of the acquisition thereof to secure or provide for all or a portion of the purchase price of such property, provided that (i) such Liens do not extend to other property of the Company or any Subsidiary, (ii) the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 80% of the purchase price at the time of acquisition of the property subject to such Lien, and (iii) the Indebtedness secured by such Liens is otherwise permitted by paragraph 6B and paragraph 6C;
    (b)        Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which the Company has established adequate reserves therefor on its books in accordance with generally accepted accounting principles;
    (c)        Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and the Company has established adequate reserves therefor on its books in accordance with generally accepted accounting principles;

    (d)        Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money (including mechanic's and materialmen's liens and minor survey exceptions on real property) that in the aggregate do not materially interfere with the conduct of the business of the Company or any Subsidiary or materially impair the value of the property or assets subject to such Liens;

    (e)        Liens in connection with workers' compensation, unemployment insurance or other social security laws to secure the public or statutory obligations of the Company or any Subsidiary;
    (f)         Liens securing Indebtedness of a Subsidiary to the Company;
    (g)        Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in the attached Schedule 6D;
    (h)        Liens in favor of Collateral Agent to secure the obligations and liabilities of the Company under this Agreement and the Other Senior Debt as provided in the Collateral Documents and the Intercreditor Agreement;
    (i)         Liens attaching solely to the property and assets of the Canadian Subsidiary to secure Debt of the Canadian Subsidiary and no other Debt;
    (j)         Liens attaching solely to the property and assets of the Mexican Subsidiary to secure Debt of the Mexican Subsidiary and no other Debt; and
    (k)        (i) If the Notes are not Secured, Liens not otherwise permitted by paragraphs (a) through (j) of this paragraph 6D created, assumed or incurred subsequent to the date of closing to secure Indebtedness, provided that at the time of creating, assuming or incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom the sum (without duplication) of the aggregate principal amount of outstanding Consolidated Indebtedness secured by Liens permitted by this paragraph 6D(k) does not exceed 10% of Adjusted Consolidated Net Worth and (ii) if the Notes are Secured, Existing First Priority Liens (as such term is defined in the Intercreditor Agreement) and Future Acquired Liens (as such term is defined in the Intercreditor Agreement).
6E.       Merger or Consolidation.  The Company will not, and will not permit any Subsidiary (other than the Canadian Subsidiary and the Mexican Subsidiary) to, merge, amalgamate or consolidate with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person, except that:
    (a)        The Company may merge into or consolidate with, or sell all or substantially all of its assets to, any Person or permit any Person to merge into or consolidate with it, provided that immediately after giving effect thereto, (A) the Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of a state of the United States of America or the District of Columbia and expressly assumes in writing the Company’s obligations under this Agreement and the Notes; and (B) there shall exist no Default or Event of Default.

    (b)        Any Subsidiary may (i) merge into the Company or a Wholly-Owned Subsidiary, (ii) convey, transfer or lease all or any part of its assets to the Company or a Wholly-Owned Subsidiary, and (iii) merge with any Person which, as a result of such merger, becomes a Wholly-Owned Subsidiary; provided in each instance set forth in clauses (i) through (iii) that immediately before and after giving effect thereto, there shall exist no Default or Event of Default; provided, however, that if any Guarantor merges into any other Person in compliance with the terms hereof or conveys or transfers all or any part of its assets in compliance with the terms hereof and following such conveyance or transfer such Guarantor no longer constitutes a Significant Subsidiary, then the holders of the Notes will promptly take all necessary action to cause such Guarantor to be released from the Guaranty Agreement as of the time of such sale, conveyance or transfer.

6F.       Sale of Assets.  The Company will not, and will not permit any Subsidiary (other than the Canadian Subsidiary and the Mexican Subsidiary) to, sell, lease, transfer or otherwise dispose of, including by way of merger or amalgamation (collectively a “Disposition”), any assets, including capital stock or equity interests of Subsidiaries, in one or a series of transactions, other than in the ordinary course of business, to any Person, except to the Company or a Wholly-Owned Subsidiary, (i) if, in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) if a Default or Event of Default exists or would exist.  Notwithstanding the foregoing, the Company may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (i) of the preceding sentence to the extent that the net proceeds from such Disposition are (1) reinvested in productive assets of the Company or a Subsidiary of at least equivalent value within 180 days of the date of such Disposition, or (2) applied to the payment or prepayment of outstanding senior Indebtedness.
If the Company or any Significant Subsidiary gives notice that it intends to sell, lease, transfer or otherwise dispose of any assets in compliance with the terms of this paragraph 6F, the holders of the Notes, pursuant to the terms of the Intercreditor Agreement, will promptly take such action requested by the Company to instruct Collateral Agent to release such assets from the Liens granted pursuant to the Collateral Documents as of the time of such sale, lease, transfer or other disposition made in compliance with the terms of this paragraph 6F.
6G.      Disposition of Stock of Subsidiary.  The Company will not permit any Subsidiary (other than the Canadian Subsidiary and the Mexican Subsidiary) to issue its capital stock or other equity interests, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock or other equity interests, to any Person other than the Company or a Wholly-Owned Subsidiary.  The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of (other than to the Company or a Wholly-Owned Subsidiary) any capital stock or other equity interests (including any warrants, rights or options to purchase, or securities convertible into or exchangeable for, capital stock or other equity interests) or Indebtedness of any Subsidiary, unless, as to any Subsidiary other than the Canadian Subsidiary and the Mexican Subsidiary:

    (a)        simultaneously therewith all Investments in such Subsidiary owned by the Company and every other Subsidiary are disposed of as an entirety;

    (b)        such Subsidiary does not have any continuing Investment in the Company or any other Subsidiary not being simultaneously disposed of; and
    (c)        such sale, transfer or other disposition is permitted by paragraph 6F;
provided, however, that if the Company gives notice that it intends to sell, transfer or otherwise dispose of the capital stock of a Guarantor in compliance with the terms of this paragraph 6G, the holders of the Notes will promptly take all necessary action to cause such Guarantor to be released from the Guaranty Agreement and shall instruct Collateral Agent to release the assets of such Guarantor from the Liens granted pursuant to the Collateral Documents, in each case, as of the time of any sale, transfer or other disposition made in compliance with the terms of this paragraph 6G.
6H.      Leases.  The Company  will not, and will not permit any Subsidiary to, enter into or permit to exist any Capitalized Lease which requires the payment during the remaining term thereof by the Company or any Subsidiary of Capitalized Lease Obligations which, after giving effect thereto, and to any other Capitalized Lease Obligations of the Company and its Subsidiaries on a consolidated basis, exceed in the aggregate 10% of Consolidated Total Capitalization.
6I.        Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate, except on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, except for benefit and compensation plans and arrangements approved by a majority of the disinterested members of the Board of Directors of the Company or any Subsidiary.
6J.       Nature of Business.  The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the business then to be conducted by the Company and their Subsidiaries, taken as a whole, would be substantially changed from the business conducted on the date of closing.
6K.      Terrorism Sanctions Regulations.  The Company will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person in violation of any Law.
7.         EVENTS OF DEFAULT.
7A.      Events of Default.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

    (a)        any default by the Company in the payment of interest when due on any Note, any fee due hereunder or any other amount payable hereunder or under any other Transaction Documentand continuance of such default for a period of five Business Days;
    (b)        any default by the Company in the payment of the principal of or Yield-Maintenance Amount payable with respect to any Note when due, whether at maturity, upon acceleration of maturity or at any date fixed for payment;
    (c)        any default in the payment of the principal of, or interest or premium on, any other Debt of the Company and its Subsidiaries aggregating in excess of $3,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) any default (other than a payment default) under any mortgages, agreements or other instruments of the Company and its Subsidiaries under or pursuant to which Debt aggregating in excess of $3,000,000 is issued and the continuation of such default beyond the period of grace, if any, allowed with respect thereto;
    (d)        any default in the observance or performance of paragraphs 6A through 6K or in paragraph 7E;
    (e)        any default in the observance or performance of any other covenant or provision of this Agreement or any other Transaction Document which is not remedied within 30 days after the date on which the Company learns of such default;
    (f)         any representation or warranty made by the Company in this Agreement or any other Transaction Document, or made by the Company in any written statement or certificate furnished by the Company pursuant to this Agreement, proves incorrect in any material respect as of the date of the making or issuance thereof;
    (g)        any judgment, decree, writ or warrant of attachment or any similar process in an aggregate amount in excess of $5,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of the Company or any Subsidiary and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company or any Subsidiary receives notice thereof, except for any judgment, decree, writ or warrant of attachment or any similar process to the extent that the Company or any Subsidiary (i) is insured therefor and with respect to which the insurer has assumed responsibility in writing, or (ii) is indemnified therefor, provided the terms of such indemnification are satisfactory to Required Holder(s);
    (h)        the Company or any Subsidiary shall:
         (i)         generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;
                (ii)        file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code of the United States, or any similar applicable bankruptcy or insolvency law (or, with respect to the Canadian Subsidiary and the Mexican Subsidiary, any other Debtor Relief Law), as now or in the future amended (herein collectively called “Bankruptcy Laws”); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to obtain the dismissal of such a petition within 60 days of its filing or be subject to an order for relief or a decree approving such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;
          (iii)       make an assignment of all or a substantial part of its property for the benefit of its creditors;
        (iv)       seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;
        (v)        be finally adjudicated bankrupt or insolvent;
        (vi)       be subject to the entry of a court order which shall not be vacated, set aside or stayed within 60 days of the date of entry, (A) appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy, (C) for a reorganization pursuant to the Bankruptcy Laws, or (D) for any other judicial modification or alteration of the rights of creditors; or
        (vii)      be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.
    (i)         (i) except as otherwise provided in this Agreement including, without limitation, in paragraph 5K, paragraph 6E, paragraph 6F, paragraph 6G, and paragraph 11T, the obligations of any Guarantor contained in the Guaranty Agreement, any of the Collateral Documents or the Intercreditor Agreement shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any such Guarantor; (ii) the Company or any Guarantor shall contest the validity or enforceability of the Guaranty Agreement, any of the Collateral Documents or the Intercreditor Agreement against any such Guarantor, or (iii) the Company or any Guarantor shall deny that such Guarantor has any further liability or obligation under the Guaranty Agreement or any of the Collateral Documents; or
    (j)         any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in the Guaranty Agreement, any Collateral Document or Intercreditor Agreement or in any writing furnished in connection therewith or pursuant to the terms thereof proves to have been false or incorrect in any material respect on the date as of which made; or

    (k)        except as otherwise provided in this Agreement, including, without limitation in paragraph 5K, paragraph 6E, paragraph 6F, paragraph 6G, and paragraph 11T (i) any Collateral Document shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared by any court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against the grantor thereunder; or (ii) the validity or enforceability of any Collateral Document against the grantor thereof shall be contested by such grantor; or
    (l)         the Company or any Subsidiary shall enter into a Receivables Purchase Agreement; or
    (m)       any default by the Company or any Guarantor in the performance or observance of any covenant or provision of the Intercreditor Agreement, the Guaranty Agreement or any of the Collateral Documents and such default shall continue for more than thirty (30) days after the first date on which a Senior Officer (as defined in the Intercreditor Agreement) shall have become aware of such default;

then (A) if such event is an Event of Default specified in clause (a) or (b) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (h) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (h) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.
7B.      Rescission of Acceleration.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company

shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
7C.      Notice of Acceleration or Rescission.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.
7D.      Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Transaction Documents and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or any Transaction Document.  No remedy conferred in this Agreement or the other Transaction Documents upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
7E.       Notice of Default.  With respect to Defaults, Events of Default or claimed defaults, the Company will give the following notices:
(a)        The Company promptly will furnish to each holder of the Notes written notice of the occurrence of a Default or an Event of Default.  Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.
(b)        If the any holder of the Notes or holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the Notes describing the notice or action and the nature of the claimed default.
8.         REPRESENTATIONS, COVENANTS AND WARRANTIES.  The Company represents, covenants and warrants as follows:
8A.(1). Organization; Subsidiary Preferred Equity.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Maryland and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized.  The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect.  Schedule 8A(1) hereto sets forth, as of the date hereof, a correct list of each Subsidiary, its jurisdiction of incorporation, its ownership and whether or not such Subsidiary constitutes a Significant Subsidiary.  The Company has no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 8A(1).  No Subsidiary has any outstanding shares of any class of capital stock or other equity interests which has priority over any other class of capital stock or other equity interests of such Subsidiary as to dividends or distributions or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary.

8A(2).  Power and Authority.  The Company and each Subsidiary has all requisite corporate or limited liability company, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.
8A(3).  Execution and Delivery of Transaction Documents.  The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes.  The Company and each Subsidiary has all requisite corporate or limited liability company, as the case may be, power to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents to which it is a party has been duly authorized by all requisite corporate action by the Company.  The execution, delivery and performance of each Transaction Document to which any Subsidiary is a party has been duly authorized by all requisite corporate or limited liability company, as the case may be, action.  This Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of the Company and each Subsidiary which is a party thereto and are valid obligations of the Company and each such Subsidiary, legally binding upon and enforceable against the Company and each such Subsidiary in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
8B.      Financial Statements.  The Company has filed with the Securities and Exchange Commission reports on Forms 10-K and 10-Q containing the following financial statements:  (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 2000 to 2004, inclusive, and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each such year; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at June 30 in each of the years 2000 to 2004, inclusive, and consolidated statements of income, stockholders’ equity and cash flows for the six-month period ended on each such date, prepared by the Company.  Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles.  The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated.  There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since December 31, 2004.

8C.      Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.
8D.      Outstanding Indebtedness.  Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6B and paragraph 6C.  There exists no default under the provisions of any instrument evidencing such Indebtedness or of any material agreement relating thereto.
8E.       Title to Properties.  The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 2004 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6D.  All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.
8F.       Taxes.  The Company has and each of its Subsidiaries has filed all federal, state and other material income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.
8G.      Conflicting Agreements and Other Matters.  Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations.  Neither the execution nor delivery of this Agreement, the Notes or the other Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Collateral Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes or Indebtedness of any Guarantor of the type to be evidenced by the Guaranty Agreements except as set forth in the agreements listed in Schedule 8G attached hereto.

8H.      Offering of Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.
8I.        Use of Proceeds.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). The proceeds of sale of the Notes will be used to refinance the Note Debt (as defined in the Intercreditor Agreement immediately prior to giving effect to Joinder No. 3 to Intercreditor Agreement) and for working capital purposes.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any of the other Transaction Documents or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.
8J.       ERISA.  No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan).  No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.  Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.  The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.  The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9C.

8K.      Governmental Consent.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents) in connection with the execution and delivery of this Agreement by the Company or the other Transaction Documents by the Company or any Subsidiary, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance by the Company with the terms and provisions hereof or of the Notes or by the Company or any Subsidiary with the terms and provisions of any other Transaction Document.
8L.       Compliance with Environmental and Other Laws.  The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those  relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to  result in a Material Adverse Effect.
8M.     Regulatory Status.  Neither the Company nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.
8N.      Permits and Other Operating Rights.  The Company and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

8O.      Rule 144A.  The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
8P.       Absence of Financing Statements, Etc.  Except with respect to the Liens permitted by paragraph 6D hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Subsidiary or any rights relating thereto.
8Q.      Establishment of Security Interest.  As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Collateral Agent to secure the Notes and the other Secured Obligations (as defined in the Intercreditor Agreement), subject to no Liens other than Liens permitted under paragraph 6D.  The Collateral and the Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral).  The Company or a Subsidiary is the owner of the Collateral described in the Collateral Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6D.
8R.      Foreign Assets Control Regulations, Etc.
(i)         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
(ii)        Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti‑Terrorism Order or (ii) engages in any dealings or transactions with any such Person in violation of any Law.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

       (iii)       No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

8S.       Disclosure.  Neither this Agreement, any other Transaction Document nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or any Guarantor in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  There is no fact or facts  peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now  reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.  Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.
9.         REPRESENTATIONS OF EACH PURCHASER.  Each Purchaser represents as follows:
9A.      Nature of Purchase.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
9B.      Accredited Purchaser.  Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and an experienced and sophisticated investor with such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of an investment in the Notes.
9C.      Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(i)         the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of

     Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with  the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)       the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)       the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or
(v)        the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s)

             whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
(vi)       the Source is a governmental plan; or
(vii)      the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or
(viii)      the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
10.       DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.
10A.    Yield-Maintenance Terms.
        “Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
        “Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.
        “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen or, if Bloomberg Financial Services shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

        “Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
        “Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
        “Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
        “Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Yield-Maintenance Amount shall in no event be less than zero.
10B.    Other Terms.
        “Adjusted Consolidated Net Worth” shall mean Consolidated Stockholders' Equity less all Restricted Investments that exceed, in the aggregate, 10% of Consolidated Stockholders' Equity.
        “Affiliate” shall mean (a) with respect to any Person, any other Person (other than a Subsidiary) (i) who is a director or executive officer of such Person or any Subsidiary, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (iii) which beneficially owns or holds securities representing 10% or more of the combined voting power of the Voting Stock of such Person, or (iv) of which securities representing 10% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 10% or more of its equity) is beneficially owned or held by such Person or any Subsidiary and (b) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Affiliate of

        Prudential acts as investment advisor or portfolio manager.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
        “Bank Agent” shall mean Bank of America, N.A., as “U.S. Agent” for the Banks under the Credit Agreement, and its successors and assigns in that capacity.
        “Bank Guarantee Agreement” shall mean that certain Guarantee Agreement, dated as of July 29, 2005, by the Guarantors in favor of the Bank Agent and the Banks, and all joinder thereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.
        “Banks” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A. and LaSalle Business Credit, LLC and their respective successors and assigns.
        “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City, New York, are required or authorized to be closed.
        “Canadian Subsidiary” shall mean A. M. Castle & Co. (Canada) Inc., a corporation organized under the laws of the Province of Ontario, Canada.
        “Capitalized Lease” means any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.
        “Capitalized Lease Obligations” means any amounts required to be capitalized under any Capitalized Lease.
        “closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.
        “Code” shall mean the Internal Revenue Code of 1986, as amended.
        “Collateral” shall mean any and all assets and rights and interests in or to property of the Company and the Guarantors, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.
        “Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

        “Collateral Documents” shall mean the Security Documents (as defined in the Intercreditor Agreement).
        “Commission” shall mean The Securities and Exchange Commission.
        “Compliance Certificate” shall mean a certificate substantially in the form of Exhibit F attached hereto.
        “Consolidated Debt” shall mean Debt of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.
        “Consolidated EBITDA”shallmean, for any period, the sum of (a) Consolidated Net Income for such period; plus (b) to the extent, and only to the extent, that such aggregate amount was deducted in the computation of such Consolidated Net Income, the aggregate amount of (i) income tax expense of the Company and its Subsidiaries for such period, plus (ii) charges for depreciation, amortization and other non-cash charges of the Company and its Subsidiaries for such period, plus (iii) Interest Charges for such period.
        “Consolidated Net Income” shall mean, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.
        “Consolidated Stockholders' Equity” shall mean the stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.
        “Consolidated Total Assets” shall mean, at any time, all assets of the Company and its Subsidiaries which would be reflected on a consolidated balance sheet of such Persons at such time prepared in accordance with generally accepted accounting principles.
        “Consolidated Total Capitalization” shall mean the sum of (i) Consolidated Stockholders' Equity, (ii) 50% of the LIFO Reserve, and (iii) Consolidated Debt, less Restricted Investments in excess of 10% of Consolidated Stockholders' Equity.
        “Credit Agreement” shall mean the “Credit Agreement”, dated as of July 29, 2005, between the Company, the Canadian Subsidiary, and the Banks, as amended, restated, supplemented or otherwise modified from time to time.
        “Current Debt”shallmean, at any time and with respect to any Person, all Indebtedness of such Person outstanding at such time other than Funded Debt of such Person.
        “Current Maturities of Funded Debt” shall mean (without duplication), at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto (a) is due on demand or within 365 days from such time (whether by sinking fund, other required prepayment or final payment at maturity) and (b) (i) is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date 365 days or more from such time or (ii) if so renewable, extendible or refundable at the option of the obligor, the obligor shall have agreed that it will not renew, extend or refund to a date 365 days or more from such time.

        “Debt” means all Indebtedness (excluding obligations with respect to bankers' acceptances and trade acceptance financings to the extent such obligations, in the aggregate, are less than $5,000,000, but including any such obligations, in the aggregate, in excess of such amount) of the Company or any Subsidiary.
        “Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Companies Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, Mexico or any province or territory thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
        “Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.
        “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 2% per annum above the rate of interest born by such Note at the time of  determination, or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate.
        “Disposition” shall have the meaning given in paragraph 6F.
        “Environmental Laws” shall mean all laws relating to environmental matters, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C.ss.300f et.seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 et seq.), and (ii) environmental protection, including the National Environmental Policy Act (42 U.S.C.ss. 4321 et seq.), and comparable state and foreign laws; each as amended or supplemented, and any similar or analogous local, state, federal and foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.
        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

        “ERISA Affiliate” shall mean the Company and (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

        “Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.
        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
        “Excluded Collateral” shall mean (i) any property (whether currently existing or subsequently acquired) subject to a Lien permitted under paragraph 6D, to the extent the agreement creating such Lien prohibits additional Liens on such property; (ii) cash sufficient to secure the Company’s or any of its Subsidiary’s obligations to pay its workmen's compensation benefits including obligations to any Person providing surety, insurance, letters of credit or other credit support so long as such cash does not secure any obligation for any other purpose; (iii) all properties and assets of the Canadian Subsidiary and the Mexican Subsidiary and any successor holder of such assets; (iv) all property purchased with proceeds of the note issued pursuant to the Loan Agreement, dated as of November 1, 1994, between the Company and the City of Hammond, Indiana; (v) other property with a de minimis fair market value, that individually or in the aggregate with all other such property, is not material to the continued business operations of the Company or the Subsidiary which owns such property; and (vi) any leasehold interest in any real property leased by the Company or any Subsidiary the termination of which would not result in a Material Adverse Effect.
        “Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now or heretofore or hereafter owned, leased, operated or used (under permit or otherwise) by the Company or any of its Subsidiaries.
        “Financial Covenant” shall mean any covenant (or substantially equivalent default provision) which requires the Company to attain or maintain a prescribed level of financial condition, financial achievement or results of operations or cash flow or prohibits the Company from taking specified actions (such as incurring Debt, selling assets, making distributions or making investments) unless it will be in compliance with such a prescribed level immediately thereafter, including, without limitation, covenants of the type contained in paragraph 6.
        “Foreign Subsidiary” shall mean a Subsidiary organized or formed under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

        “Funded Debt” shall mean with respect to any Person, all Debt which would, in accordance with generally accepted accounting principles, be required to be classified as a long term liability on the balance sheet of such Person prepared in accordance with generally accepted accounting principles, and without limiting the generality of the foregoing shall also include, without limitation (i) any Indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than 365 days from the date of creation thereof, (ii) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which would, in accordance with generally accepted accounting principles, be required to be classified as a long term liability of such Person, and (iii) any Guaranties of such Person with respect to Funded Debt of another Person.

        “Governmental Authority” shall mean (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary, including the Canadian Subsidiary and the Mexican Subsidiary, conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, including the Canadian Subsidiary and the Mexican Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
        “Guaranties” shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition, or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation against loss in respect thereof; or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof.  For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
        “Guarantor” shall mean any Subsidiary that is a party to the Guaranty Agreement as of the date of closing and each other Person which delivers a joinder agreement to a Guaranty Agreement pursuant to paragraph 5K hereof, together with the respective successors and assignee of each of the foregoing entities, unless and until released in accordance with the terms of this Agreement or the Guaranty Agreement.
        “Guaranty Agreement” and “Guaranty Agreements” shall have the same meaning given in paragraph 3A (iii) hereof.

       "Hazardous Materials” shall mean (i) any chemical, material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or “pollutant” or words of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant that (x) poses a hazard to any property of the Company or any of its Subsidiaries or to Persons on or about such property, or (y) causes such property to be in violation of any Environmental Law; (iii) any friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or electric fluid with levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

        “including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.
        “Indebtedness” shall mean for any Person, without duplication, all (i) obligations for borrowed money or to pay the deferred purchase price of property or assets (except trade account payables), (ii) obligations secured by any Lien upon property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Lease Obligations, and (v) Guaranties of obligations of others of the character referred to in the foregoing clauses (i) through (iv).
        “Institutional Holder” shall mean Institutional Investor which is or becomes a holder of any Note.
        “Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).
        “Intercreditor Agreement” shall mean that certain Collateral Agency and Intercreditor Agreement, dated as of March 20, 2003, by and among Collateral Agent, Bank of America N.A., various Noteholders (as defined therein), Northern Trust, the Company and the Guarantors, as amended by Joinder No. 1 to Intercreditor Agreement, as further amended by Joinder No. 2 to Intercreditor Agreement, as further amended by Joinder No. 3 to Intercreditor Agreement, and as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

        “Interest Charges” shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles): (a) all interest in respect of Debt of the Company and its Subsidiaries (including, without limitation, imputed interest on Capitalized Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

        “Interest Rate Adjustment Event” shall mean the earlier to occur of (i) the termination of all Liens created by the Collateral Documents and (ii) the receipt by the Company of an investment grade credit rating with respect to its secured or unsecured debt obligations from an industry-recognized agency or organization (including without limitation, Moody's Investor Services, Inc., Standard & Poors Ratings Group or Fitch Ratings, Inc.).
        “Investments” shall mean all investments made, in cash or by delivery of property, directly or indirectly, in any other Person, whether by acquisition of shares of capital stock, equity interests, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that “Investments” shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.
        “Joinder No. 1 to Intercreditor Agreement” shall that certain Joinder Agreement No.1 to Collateral Agency and Intercreditor Agreement, dated as of July 29, 2005, by and among the Collateral Agent, the Bank Agent, the Banks, Northern Trust, the Company and the Guarantors.
        “Joinder No. 2 to Intercreditor Agreement” shall mean that certain Joinder Agreement No. 2 to Collateral Agency and Intercreditor Agreement, dated as of August 31, 2005, by and among the Collateral Agent, the Bank Agent, the Banks, Northern Trust, the Company and the Guarantors.
        “Joinder No. 3 to Intercreditor Agreement” shall have the meaning given in paragraph 3A(ii) hereof.
        “Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, standards, requirements, policies, directives, orders, judgments, decrees, awards, notices, requests and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, hypothec or charge of any kind; including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, including a Capitalized Lease, and the filing of or agreement to file any financing or similar statement under the Uniform Commercial Code, in connection with any of the foregoing.

        “LIFO Reserve” shall mean the difference between the cost of inventory using the last-in, first-out (“LIFO”) method of valuing inventory under generally accepted accounting principles and the cost of inventory using the replacement cost method under generally accepted accounting principles, so long as the Company and its Subsidiaries are reporting the value of their inventory under the LIFO method for purposes of generally accepted accounting principles.
        “Material Adverse Effect” shall mean a (i) a material adverse effect on the business, assets, properties, profits, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis, (ii) the impairment of the ability of the Company to perform its obligations under this Agreement, or (iii) the impairment of the ability of any holder of the Notes to enforce the Company’s and the Guarantor’s obligations under this Agreement, the Notes or the Collateral Documents.
        “Mexican Subsidiary” shall mean Castle de Mexico S.A. de C.V., a company organized under the laws of Mexico.
        “Multiemployer Plan” shall mean any employee benefit plan of the type described in section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
        “Net Working Capital” shall mean the sum of (i) the consolidated current assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles and (ii) 75% of the LIFO Reserve, less the consolidated current liabilities (excluding Current Debt and Current Maturities of Funded Debt) of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.
        “Non-U.S. Plan” shall mean any pension, retirement, superannuation or similar policy or arrangement sponsored, maintained or contributed to by the Company or any Guarantor in a jurisdiction other than the United States.
        “Northern Trust” shall mean The Northern Trust Company.
        “Notes” shall have the meaning given in paragraph 1A hereof.
         “Officer’s Certificate” shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.
        “Other Senior Creditors” shall mean the following parties or their permitted successor and/or assigns: (i) the Bank Agent and each Bank, (ii) Northern Trust, and (iii) any other holders of Debt of the Company incurred after the date of closing in compliance with paragraph 6B.

        “Other Senior Debt” shall mean Debt of the Company and/or its Subsidiaries (i)  owed pursuant to the Credit Agreement, (ii) owed pursuant to the Trade Agreement in an aggregate amount not in excess of $10,000,000, and (iii) Debt of the Company incurred after the date of closing in compliance with paragraph 6B.

        “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.
        “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, association, joint-stock company, a trust, a limited liability company, an unincorporated organization and a government or any governmental authority, agency or political subdivision.
        “Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3(2) of ERISA) which is a tax-qualified single employer plan which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.
        “Prudential” shall mean The Prudential Insurance Company of America.
        “Purchasers” shall have the meaning given in the introductory paragraph hereof.
        “Receivables Purchase Agreement” shall mean any agreement pursuant to which one or more of the Company or any Subsidiary sells its accounts receivable as a means of providing it working capital for its business operations.
        “Release” shall mean any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Material), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.
        “Rentals” shall mean as of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges.  Fixed rents under any so-called “percentage leases” shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.
        “Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

      “Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            “Restricted Investments” shall mean any Investments of the Company and its Subsidiaries other than:
            (a)        Investments in existing and hereafter created or designated Subsidiaries and any Person that concurrently with such Investment becomes a Subsidiary;
            (b)        Investments in (A) commercial paper of a domestic issuer maturing in 270 days or less from the date of issuance which is rated P-2 or better by Moody's Investor Services, Inc. or A-2 or better by Standard & Poors Ratings Group, (B) certificates of deposit or banker's acceptances issued by commercial banks or trust companies located in the United States of America and organized under its laws or the laws of any state thereof each having a combined capital, surplus and undivided profits of $100,000,000 or more, (C) obligations of or fully guaranteed by the United States of America or an agency thereof maturing within three years from the date of acquisition, (D) municipal securities maturing within three years from the date of acquisition which are rated in one of the top two rating classifications by at least one national rating agency, or (E) money market instrument programs which are classified as current assets in accordance with generally accepted accounting principles;
            (c)        Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;
            (d)        Shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;
            (e)        Participations in notes maturing within 60 days which are rated P-2 or better by Moody's Investor Services, Inc. or A-2 or better by Standard & Poors Ratings Group;
            (f)         Advances to officers, employees, subcontractors or suppliers not exceeding $5,000,000 in the aggregate; and
            (g)        Investments existing as of the date of this Agreement and described in the attached Schedule 10B
“Revolving Loan Facility” shall mean a loan agreement or similar facility pursuant to which a lender or lenders provides revolving loans to the Company or any Subsidiary for the primary purpose of financing such Person's ongoing business operations, whether such agreement or facility is secured or unsecured.  For the avoidance of doubt, no Receivables Purchase Agreement shall constitute a Revolving Loan Facility.
“Secured” shall mean the Notes are secured by Liens on property of the Company and Significant Subsidiaries pursuant to Collateral Documents executed and delivered by the Company and Significant Subsidiaries pursuant to the Intercreditor Agreement.

        “Securities Act” shall mean the Securities Act of 1933, as amended.

       “Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.
        “Significant Subsidiary” shall mean all Subsidiaries of the Company other than: (i) the Canadian Subsidiary, (ii) the Mexican Subsidiary and (iii) any other Subsidiary of the Company which is not required to be a Guarantor pursuant to the provisions of the first sentence of paragraph 5K so long as such Subsidiary described in the foregoing has not guaranteed any Debt of the Company or any other Guarantor (other than the Debt outstanding under this Agreement and the Other Senior Debt).
        “Subsidiary” shall mean any Person a majority or more of the shares of Voting Stock of which, or in the case of a Person which is not a corporation a majority or more of the equity of which, is owned or controlled, directly or indirectly, by the Company.  Unless otherwise specified, all references herein to a “Subsidiary” shall refer to a Subsidiary of the Company.
        “Trade Agreement” shall mean the Trade Acceptance Purchase Agreement, dated as of August 13, 2001, between the Company and Northern Trust, as amended by the First Amendment thereto dated as of April 29, 2002, the Second Amendment thereto dated as of June 30, 2002, the Third Amendment thereto dated as of November 22, 2002, the Fourth Amendment thereto, dated as of December 26, 2002, the Fifth Amendment thereto, dated as of March 20, 2003, the Sixth Amendment thereto, dated as of June 29, 2003, the Seventh Amendment thereto, dated as of July 29, 2003, the Eighth Amendment thereto, dated as of June 30, 2004, the Ninth Amendment thereto, dated as of June 30, 2005, and the Tenth Amendment thereto, dated as of August 31, 2005, as amended, restated, supplemented or otherwise modified from time to time.
        “Transaction Documents” shall mean this Agreement, the Notes, the Intercreditor Agreement, the Guaranty Agreements, the Collateral Documents and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.
        “Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.
        “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
        “Voting Stock” shall mean capital stock of any class of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

        “Wholly-Owned” shall mean when applied to a Subsidiary, any Subsidiary 100% of the Voting Stock or other equity interests of which is owned by the Company and/or its Wholly-Owned Subsidiaries, other than directors' qualifying shares or, in the case of Subsidiaries organized under the laws of a jurisdiction other than the United States or a state thereof, nominal shares held by foreign nationals in accordance with local law.

10C.    Accounting Principles, Terms and Determinations.  All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.  Notwithstanding the foregoing, if at any time any change in generally accepted accounting principles would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or Required Holder(s) shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in generally accepted accounting principles (subject to the approval of Required Holder(s)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with generally accepted accounting principles prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in generally accepted accounting principles.  Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

11.       MISCELLANEOUS.
11A.    Note Payments.  The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.  Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.  The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.  No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

11B.    Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:
(i)         (a) all stamp and documentary taxes and similar charges in connection with the issuance of the Notes (but not in connection with any transfer thereof), (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Notes (other than those, if any, retained by a Purchaser or any Transferee);
(ii)        document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;
(iii)       the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Collateral Agent to enforce) any rights under this Agreement, the Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;
(iv)       all costs and expenses, including without limitation reasonable attorneys’ fees, preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Collateral Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes; and
(v)        any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation on the closing date of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information.
The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.
11C.    Consent to Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate, method of computation  or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any  prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration.  Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note.  As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
11D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes.  The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.  Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees.  At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.  Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing.  Any Transferee of a Note, by its acceptance thereof registered in its name (or in the name of its nominee), shall be deemed to have made the representations set forth in paragraphs 9A and 9B.  Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement (or, if such holder’s net worth is less than $150,000,000, an indemnity agreement reasonably satisfactory to the Company), or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E.     Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.
11F.     Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or in any other Transaction Documents or made in writing by or on behalf of the Company or any Guarantor in connection herewith or therewith shall survive the execution and delivery of this Agreement, the other Transaction Documents and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement, the other Transaction Documents and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
11G.    Successors and Assigns.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.
11H.    Independence of Covenants.  All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of,  another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

11I.      Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at A. M. Castle & Co., 3400 North Wolf Road, Franklin Park, Illinois, 60131, Attention:  Lawrence A. Boik, Telephone: (847) 349-2576, Facsimile: (847) 455-6930, Electronic Mail: lboik@amcastle.com, (or to the Chief Financial Officer of the Company, if other than Mr. Boik) with a copy to A. M. Castle & Co., 3400 North Wolf Road, Franklin Park, Illinois, 60131, Attention: Jerry Aufox, Telephone: (847) 349-2516, Facsimile: (847) 455-7136, Electronic Mail: jaufox@amcastle.com (or to the Secretary of the Company, if other than Mr. Aufox), or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may in addition to the above, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.
11J.     Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
11K.    Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
11L.     GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11M.   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11I OR TO CT CORPORATION SYSTEM AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.  THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

11N.    Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11O.    Descriptive Headings; Advice of Counsel; Interpretation.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the other Transaction Documents, that such party has discussed this Agreement and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement and the other Transaction Documents have been resolved as set forth herein.  No provision of this Agreement or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

11P.     Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
11Q.    Severalty of Obligations.  The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations.  No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.  Notwithstanding the foregoing, the Company shall not be required to issue and sell any Notes pursuant to this Agreement unless all of the Notes are purchased.
11R.    Independent Investigation.  Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company.  No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto.  No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.
11S.     Directly or Indirectly.  Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
11T.     Agreement to Release Collateral; Covenant to Secure Notes Equally.
        (a)        Notwithstanding paragraph 5L, each holder of the Notes hereby acknowledges that, pursuant to the last sentence of Section 14.5(a) of the Intercreditor Agreement, it has agreed to provide the notice contemplated by Section 14.5(a)(iv) of the Intercreditor Agreement, under the circumstances provided in such Section for such notice to be capable of being given, promptly upon the Company’s request.  The holders of the Notes agree to execute and deliver any documentation related thereto as may be required under the Intercreditor Agreement, including but not limited to any discharges, releases, terminations or other documents or instruments as shall be reasonably necessary to release the Liens securing the Secured Obligations (as defined in the Intercreditor Agreement).
        (b)        The Company covenants that if, at any time after the release of Liens securing the Secured Obligations as contemplated by and in accordance with Section 14.5 of the Intercreditor Agreement, it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, in favor of the holders of the Company’s obligations under the Credit Agreement, the Trade Agreement and/or any other Revolving Loan Facility, it will make or cause to be made effective provision whereby all such Liens are granted solely to a collateral agent acceptable to the holders of the Notes for the benefit of the holders of such obligations and the holders of the Notes, equally and ratably pursuant to an intercreditor agreement in form and substance satisfactory to the holders of the Notes, so long as any such obligations shall be so secured.  The holders of the Notes agree to use commercially reasonable efforts to negotiate the terms of, and contemporaneously with the grant of such Liens to enter into, such intercreditor agreement.
      (c)        Upon the termination of all Liens created by the Collateral Documents or at such time as the Credit Agreement is no longer secured by such Liens, and provided that none of the provisions of the Credit Agreement relating to interest rates, fees or other pricing terms have been amended, restated or otherwise modified in any manner adverse to the Company or any Subsidiary since the date of closing, each holder of the Notes acknowledges that the Credit Agreement constitutes an Acceptable Revolving Credit Facility, as defined in the Intercreditor Agreement.
11U.    Conflict with Intercreditor.  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, in the event that any term or provision of the Intercreditor Agreement conflicts with any term or provision of this Agreement or any other Transaction Document, the relevant terms and provisions of the Intercreditor Agreement shall supersede the relevant term or provision of this Agreement or any such other Transaction Document and govern and control the subject matter of such conflicting term or provision of this Agreement or such other Transaction Document.
11V.    Confidential Information.  For the purposes of this paragraph 11V, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5F hereof that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure is necessary, including without limitation, to the administration of the investment represented by its Notes), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11V, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11V), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11V), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, to the extent such Confidential Information has been requested to be disclosed by any such Person, (7) the National Association of Insurance Commissioners or the Securities Valuation Office or, in each case, or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, to the extent such Confidential Information has been requested to be disclosed by any such Person or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any of the other Transaction Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11V as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11V.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.  SIGNATURES ON THE FOLLOWING PAGE.]

 11W.   Binding Agreement.  When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.
Very truly yours,

A. M. CASTLE & CO.

By:
Name:
Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
   OF AMERICA

By:
Vice President

PRUDENTIAL RETIREMENT INSURANCE
   AND ANNUITY COMPANY

By:       Prudential Investment Management, Inc.,
            as investment manager

By:
Vice President

                                                     PURCHASER SCHEDULE
A. M. Castle & Co.
6.26% Senior Secured Notes due 2015

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$31,600,000	$21,600,000
$10,000,000
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No.: P86189 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $21,600,000)

Account No.: P86288 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $10,000,000)

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to "6.26% Senior Secured Notes due 2015, Security No. INV10599, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

1

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (800) 224-2278

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention:  Wiley S. Adams
Telephone:  (312) 540-4204

(6)	Tax Identification No.: 22-1211670

2

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	$39,710,000	$39,710,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank New York, NY ABA No. 021000021
Account No. P86329 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "6.26% Senior Secured Notes due 2015, Security No. INV10599, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102

Telephone:  (973) 802-8107
Facsimile:   (800) 224-2278

(3)	Address for all other communications and notices:

Prudential Retirement Insruance and Annuity Company c/o Prudential Capital Group Two Prudential Plaza, Suite 5600

3

180 N. Stetson Avenue Chicago, IL 60601

Attention: Managing Director

(4)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention:  Wiley S. Adams
Telephone:  (312) 540-4204

(5)	Tax Identification No.: 06-1050034

4

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	$3,690,000	$3,690,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase ABA No. 021000021
Account No. P86353 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "6.26% Senior Secured Notes due 2015, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102

Telephone:  (973) 802-8107
Facsimile:   (800) 224-2278

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
Gateway Center 3, 18th Floor
100 Mulberry Street
Newark, NJ 07102

Attention:  Albert Trank, Managing Director

Telephone:  (973) 802-8608
Facsimile:   (973) 367-3234

5

(4)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention:  Wiley S. Adams
Telephone:  (312) 540-4204

(5)	Tax Identification No.: 06-1050034

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 EXHIBIT A
[FORM OF NOTE]
A. M. CASTLE & CO.
6.26% SENIOR SECURED NOTE DUE NOVEMBER 17, 2015

No. _____                                                                                                                                                         [Date]
$________
FOR VALUE RECEIVED, the undersigned, A. M. CASTLE & CO., a corporation organized and existing under the laws of the State of Maryland (herein called the “Company”), hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on November 17, 2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate, subject to adjustment pursuant paragraph 1B of the Agreement defined below, of 6.26% per annum (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)) from the date hereof, payable semiannually on the 15th day of May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount (as defined in the Agreement) and, to the extent permitted by applicable law, any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.  The “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 2.0% per annum above the rate of interest born by this Note at the time of determination, or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate.
Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to a Note Agreement, dated as of November 17, 2005 (herein called the “Agreement”), among the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the Transferee. Prior to due presentment for registration of transfer, the Company may treat
A-1

 the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is secured by, and entitled to the benefits of, the Collateral Documents and is guaranteed pursuant to one or more Guaranty Agreements executed by certain guarantors.  Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder, including, without limitation, the conditions governing the full or partial release of such collateral security, and reference is made to such Guaranty Agreements for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.
The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).
A. M. CASTLE & CO.
By:
Title:

A-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]
[On Company Letterhead - place on one page]
[Date]

The Prudential Insurance Company of America
Prudential Retirement Insurance and Annuity Company
c/o Prudential Capital Group
Two Prudential Plaza
Chicago, Illinois 60601
Re:       6.26% Senior Secured Notes due November 17, 2015 (the “Notes”)
Ladies and Gentlemen:
Reference is made to that certain Note Agreement (the “Note Agreement”), dated November 17, 2005 between A. M. CASTLE & CO., a Maryland corporation (the “Company”), and you.  Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.
You are hereby irrevocably authorized and directed to disburse the $75,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of the ______________, account no. _____________.
Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.
Very truly yours,

A. M. CASTLE & CO.
By:
Title:

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EXHIBIT C

[FORM OF JOINDER NO. 2 TO INTERCREDITOR AGREEMENT]

[see attached]

 EXHIBIT D
[FORM OF GUARANTY AGREEMENT]
GUARANTY AGREEMENT
This GUARANTY AGREEMENT (as the same may hereafter be amended, supplemented or otherwise modified, this “Guarantee”), dated as of November 17, 2005, is by KEYSTONE TUBE COMPANY, LLC, a Delaware limited liability company, TOTAL PLASTICS, INC., a Michigan corporation, PARAMONT MACHINE COMPANY, LLC, a Delaware limited liability company, ADVANCED FABRICATING TECHNOLOGY, LLC, a Delaware limited liability company, OLIVER STEEL PLATE CO., a Delaware corporation, METAL MART, LLC, a Delaware limited liability company, and DATAMET, INC., an Illinois corporation (each of whom, together with each other Person which from time to time becomes a Guarantor pursuant to Section 5 hereof, is referred to herein, individually, as a “Guarantor” and, collectively, as the “Guarantors”) in favor of the holders of the Notes (as defined below) from time to time (the “Holders”).
RECITALS:
    WHEREAS, each of the Guarantors is a direct or indirect Subsidiary of A. M. Castle & Co., a Maryland corporation (together with its successors and assigns, the “Company”);
    WHEREAS, the Company entered into a Note Agreement, dated as of November 17, 2005 (as from time to time modified, amended, restated or supplemented, the “Note Agreement”) pursuant to which the Company issued the Notes to the Purchasers;
    WHEREAS, each Guarantor will receive substantial direct and indirect economic, financial and other benefits as a result of the purchase of the Notes pursuant to the Note Agreement.
    NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:
1.                  DEFINITIONS.
       All capitalized terms used herein and not defined herein have the respective meanings given them in the Note Agreement.

2.                  GUARANTEE.
        2.1              Guarantee of Payment and Performance.  Each Guarantor hereby absolutely, unconditionally and irrevocably, on a joint and several basis with each other Guarantor, guarantees to the Holders:
(a)                the full and punctual payment by the Company all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to any Holder under or in respect of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Guarantor or any other guarantor in connection with the Note Agreement, including, without limitation, the principal of and interest on the Notes and any Yield-Maintenance Amount with respect to any of the Notes, including, without limitation, overdue interest, post-petition interest, indemnification payments and all of such obligations which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code; and
(b)               the full and punctual performance by the Company of all duties, agreements, covenants and obligations of the Company contained in the Note Agreement, the Notes and the other Transaction Documents, and the full and prompt payment, on demand, of all reasonable costs and expenses incurred by (x) the Holders in connection with the negotiation, preparation, execution and delivery of this Guarantee and (y) any Holder or any trustee or agent acting on behalf of any Holder in enforcing any of its rights and remedies under this Guarantee, the Note Agreement, the Notes or any of the other Transaction Documents, including, but not limited to, all reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under any Debtor Relief Laws (collectively, the “Guarantied Obligations”), provided that the Guarantors shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys representing the Holders.
        2.2              Nature of Guarantee.  This is a continuing, absolute and unconditional Guarantee of payment and performance and not merely of collection, and shall continue in full force and effect until such time as the Guarantied Obligations have been fully and irrevocably paid.
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        2.3              Binding Nature of Certain Adjudications.  Each Guarantor shall be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise to which the Company s a party, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein.
        2.4              NoDuty to Pursue Others.  Upon the occurrence and during the continuance of an Event of Default, any Holder or any trustee or agent acting on behalf of any Holder may proceed to enforce its rights and remedies directly against any one or more of the Guarantors without first proceeding against the Company or any other Person liable for the Guarantied Obligations or any security for the Guarantied Obligations.
        2.5              No Release of Guarantors.  Each Guarantor's liability under this Guarantee shall not be limited, diminished or extinguished by, and each Guarantor shall not be entitled to raise as a defense, any:
(a)                invalidity, irregularity or unenforceability of the Guarantied Obligations or of such Guarantor's obligations hereunder;
(b)               failure of such Guarantor to be given notice of default by the Company;
(c)                reorganization, merger or consolidation of the Company or any Guarantor into or with any other Person;
(d)               waiver of the Company's defaults or extensions of due dates for payments or other accommodations, indulgences or forbearance granted to the Company;
(e)                release of or non-perfection with respect to part or all of any security for the Guarantied Obligations;
(f)                 taking or accepting of any other security, collateral or guaranty of payment of any or all of the Guarantied Obligations;
(g)                release of or settlement or compromise with any one or more Persons who constitute guarantors or the release of or settlement or compromise with any one or more Persons who are otherwise liable for the payment or performance of all or any portion of the Guarantied Obligations and who are not primary obligors thereon;
(h)                any loss or impairment of any right of any Guarantor for subrogation, reimbursement or contributions;
(i)                  assignment or other transfer by any Holder (or any trustee or agent acting on the behalf of any Holder, as the case may be) of any part of the Guarantied Obligations, or any collateral or security securing any portion of the Guarantied Obligations;
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(j)                 illegality or impossibility of performance on the part of the Company or the Guarantors under the Note Agreement or this Guarantee; or
(k)               other acts or omissions of any Holder which, in the absence of this Section, would operate so as to impair, diminish or extinguish any Guarantor's liability under this Guarantee.
       2.6              Certain Waivers.
(a)                Waiver of Notice.  Each Guarantor hereby waives notice of (i) acceptance of this Guarantee, (ii) any amendment, extension or other modification of the Note Agreement and/or any of the other Transaction Documents, (iii) any loans or advances made by any Holder to the Company, (iv) the occurrence of a Default or Event of Default, (v) any transfer or other disposition of the Guarantied Obligations pursuant to the Note Agreement, and (vi) any other action at any time taken or omitted by any Holder or by any trustee or agent acting on behalf of any Holder, and generally, all demands and notices of every kind in connection with this Guarantee, the Note Agreement and the other Transaction Documents, except as provided herein and in the Note Agreement.
(b)               Certain Other Waivers.  Each Guarantor hereby waives (i) diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) all setoffs, counterclaims and claims of recoupment against the Guarantied Obligations that may be available to the Company or any other guarantor of the Guarantied Obligations (it being understood that the waivers set forth anywhere in this Guarantee shall not preclude any action by such Guarantor, after payment in full of its obligations hereunder, to recover for any tortious action or omission by any Holder which resulted in injury to such Guarantor), (iii) any defense based upon or in any way related to any claim that any election of remedies by any Holder (or by any trustee or agent acting on behalf of any Holder) impaired, reduced, released or otherwise extinguished any rights such Guarantor might otherwise have had against the Company or any security, (iv) any claim based upon or in any way related to any of the matters referred to in Section 2.5, and (v) any claim that this Guarantee should be strictly construed against any Holder.
       2.7              Bankruptcy; Other Matters.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason any Holder must rescind or restore any payment received by any Holder in connection with the Guarantied Obligations, the Note Agreement or any other Transaction Document, or the Company ceases to be liable to any Holder in respect of the Note Agreement, the Notes or any other Transaction Document (other than by the full and irrevocable payment in full thereof), then any prior release or discharge from this Guarantee shall be without effect and this Guarantee and the obligations of each Guarantor hereunder shall remain in full force and effect.
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       2.8              Payments by Guarantors.  If all or any part of the Guarantied Obligations are not paid when due, whether at maturity, by reason of acceleration, or otherwise, and remain unpaid until the expiration of any applicable grace or cure period, or otherwise upon the occurrence and continuance of any Event of Default, the Guarantors shall, immediately upon demand by any Holder (or any trustee or agent acting on behalf of any Holder), and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in immediately available funds, the amount due on the Guarantied Obligations to the Holders.  All obligations of the Guarantors under this Guarantee shall be performable and payable to each Holders at its office at the address for payments provided for in the Note Agreement.
       2.9              Failure to Pay Guarantied Obligations.        If any Guarantor fails to pay the Guarantied Obligations as required by this Guarantee, then each of the Guarantors, as the principal obligor and not as a guarantor only, shall jointly and severally pay, on demand, all reasonable out-of-pocket costs and expenses incurred or expended by the Holders (and any trustee or agent acting on behalf of any Holder) in connection with the enforcement of, and the preservation of the Holders rights under and with respect to, this Guarantee, including, but not limited to, all reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under any Debtor Relief Laws, provided that the Guarantors shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys representing the Holders.  Until paid, all such amounts recoverable under this Section 2.9 shall bear interest from the time when such amounts become due until payment in full thereof at the Default Rate.
     2.10          Subordination of Affiliate Obligations.  Each of the Guarantors agrees that all Affiliate Obligations (as defined below), interest thereon, and all other amounts due with respect thereto, are hereby subordinated as to time of payment and in all other respects to all the Guarantied Obligations.  Each Guarantor agrees that at all times during the existence of an Event of Default, such Guarantor shall not be entitled to enforce or receive any payment in respect thereof until all sums then due and owing to the Holders in respect of the Guarantied Obligations shall have been paid in full, if any payment shall have been made to any Guarantor by the Company or such indebted Person on any such Affiliate Obligation during any time that an Event of Default exists and there are Guarantied Obligations outstanding, such Guarantor shall collect and receive all such payments as trustee for the Holders, to the extent of all amounts owing with respect to this Guarantee, and such amounts shall be immediately paid over to the Holders (or any trustee or agent acting on behalf of any Holder), without affecting in any manner the liability of the Guarantors under the other provisions o£ this Guarantee.  For purposes of this Section 2.10, “Affiliate Obligation” means any indebtedness of any kind of the Company, or any Person obligated in respect of the Guarantied Obligations, to the Guarantors.
       2.11          Postponement of Subrogation Rights.  No Guarantor will exercise any Subrogation Rights (as defined below) which it may acquire with respect to this Guarantee until the prior and indefeasible payment, in full and in cash, of all Guarantied
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Obligations.      Any amount paid to a Guarantor by or on behalf of the Company or any other guarantor of the Guarantied Obligations on account of any such Subrogation Rights prior to the payment in full of all Guarantied Obligations shall immediately be paid over to the Holders and credited and applied against the Guarantied Obligations whether matured or unmatured, in accordance with the terms of the Note Agreement.  In furtherance of the foregoing, for so long as any Guarantied Obligations remain outstanding, (i) no Guarantor shall take any action or commence any proceeding against the Company or any other guarantor of the Guarantied Obligations (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise), to recover any amounts in the respect of payments made under this Guarantee to the Holders, and (ii) each Guarantor hereby forbears realizing any benefit of and exercising any right to participate in any security which may be held by the Holders or any agent or trustee acting on behalf of the Holders.  For purposes of this Section 2.11, “Subrogation Right” means any right of contribution, subrogation, reimbursement, indemnity, or repayment, and any other “claim”, as that term is defined in the United States Bankruptcy Code, which anyGuarantor might now have or hereafter acquire against the Company or any other guarantor of the  Guarantied Obligations that arises from the existence or performance of such Guarantor's obligations under this Guarantee, and any right to participate in any security for the Guarantied Obligations.
      2.12          Limitation on Guarantied Obligations.  Notwithstanding anything in Section 2.1 or elsewhere in this Guarantee or any other Transaction Document to the contrary, the obligations of the Guarantors under this Guarantee shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to the Guarantors, Section 548 of the United States Bankruptcy Code and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of the Guarantors under this Guarantee).  This Section 2.12 is intended solely to preserve the rights of the Holders hereunder to the maximum extent permitted by applicable law, and neither the Guarantors nor any other Person shall have any rights under this Section 2.12 that it would not otherwise have under applicable law.
      2.13          Other Enforcement Rights.  The Holders may proceed to protect and enforce this Guarantee by suit or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guaranteed or for the enforcement of any other proper legal or equitable remedy available under applicable law.
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3.         REPRESENTATIONS AND WARRANTIES.
Each Guarantor hereby represents and warrants to the Holders that:
       3.1.            Organization and Existence.  The Guarantor is duly organized and existing in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing where the nature or extent of its businesses or properties requires it to be qualified to do business except where the failure to so qualify will not have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Transaction Documents.  The Guarantor has the power and authority to own its properties and carry on its business as now being conducted.
      3.2.            Authorization.  The Guarantor is duly authorized to execute and perform this Guarantee and this Guarantee has been properly authorized by all requisite action of such Guarantor.  No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any other Person, is required in connection with the execution, delivery or performance of this Guarantee, except for those already duly obtained.
      3.3.            Due Execution.  This Guarantee has been executed on behalf of such Guarantor by a Person duly authorized to do so.
      3.4.            Enforceability.  This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally or by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law).
      3.5.            Legal Restraints.  The execution of this Guarantee by the Guarantor and the performance by such Guarantor of its obligations under this Guarantee, will not (i) violate or constitute a default under the certificate or articles of incorporation, bylaws or other organizational documents of such Guarantor as applicable, (ii) except as contemplated by the Collateral Documents and the granting of Liens to secure Other Senior Debt, result in any Lien being imposed on any of such Guarantor's property, or (iii) violate or constitute a default under any agreement to which the Guarantor is a party or any law, ordinance, governmental rule or regulation to which it is subject, except where such violation or default could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Transaction Documents.
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      3.6.            No Material Proceedings.  There are no proceedings, actions or investigations pending or, to the knowledge of the Guarantor, threatened against such Guarantor that, in the aggregate for all such proceedings, actions and investigations,could reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Transaction Documents.

      3.7       Compliance with Laws.  The Guarantor is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Transaction Documents.
      3.8       No Defaults.  The Guarantor has not breached or violated, or is not in default under, any agreement to which it is a party, and is not in default with respect to any of its obligations, except for such breaches, violations and defaults that, in the aggregate for all such breaches, violations and defaults, could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Transaction Documents.
      3.9       Independent Credit Evaluation.  The Guarantor has independently, and without reliance on any information supplied by any Holder, taken, and will continue to take, whatever steps such Guarantor deems necessary to evaluate the financial condition and affairs of the Company, and no Holder shall have any duty to advise the Guarantor of information at any time known to any Holder regarding such financial condition or affairs.
      3.10     No Representation By Agent.  No Holder nor any trustee or agent acting on its behalf has made any representation, warranty or statement to the Guarantor to induce such Guarantor to execute this Guarantee.
      3.11     Survival.  All representations and warranties made by the Guarantor herein shall survive the execution hereof and may be relied upon by the Holders as being true and accurate until the Guarantied Obligations are fully and irrevocably paid.
4.         COVENANTS.
       4.1       Corporate Existence; Scope of Business; Compliance with Law; Preservation of Enforceability.  Each Guarantor covenants that from the date hereof and until the Guarantied Obligations are fully and irrevocably paid, such Guarantor shall
(a)        preserve and maintain its existence in good standing and its right to transact business in those states in which it is now or hereafter doing business and obtain and maintain all licenses, except where the failure to obtain and maintain such licenses that, in the aggregate for all such failures, could not reasonably be
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       expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor or on its ability to perform its obligations hereunder and under the other Transaction Documents;
(b)        comply, with all applicable laws, ordinances, governmental rules and regulations to which it is subject, except where such failure to comply could not reasonably be expected to have a material adverse effect on the business, operations, profits, financial condition, properties or business prospects of such Guarantor; or on its ability to perform its obligations hereunder and under the other Transaction Documents; and
(c)        take all action and obtain all consents and governmental approvals required so that its obligations under this Guarantee will at all times be legal, valid and binding and enforceable in accordance with the terms hereof.
5.      ADDITIONAL GUARANTORS.
    In accordance with paragraph 5K(a) of the Note Agreement, additional Persons may from time to time after the date of this Guarantee become Guarantors under this Guarantee by executing and delivering to the Holders a joinder agreement (a “Joinder Agreement”) to this Guarantee in substantially the form attached as Exhibit A to this Guarantee.  Effective from and after the date of the execution and delivery by any Person to the Holders of a Joinder Agreement, such Person shall be, and shall be deemed for all purposes to be, a Guarantor under this Guarantee with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such Person were, effective as of such date, an original signatory to this Guarantee as a Guarantor.  The execution and delivery of a Joinder Agreement by any Person shall not require the consent of any other Guarantor and all of the Guarantied Obligations of each Guarantor under this Guarantee shall remain in force and effect notwithstanding the addition of any additional Guarantor to this Guarantee.
6.      SUCCESSORS AND ASSIGNS.
    This Guarantee shallbind the successors, assignees, trustees, and administrators of each Guarantor and shall inure to the benefit of the Holders, and their respective successors, transferees, participants and assignees.
7.      CONTINUANCE OF GUARANTEE.
    Each Guarantor is liable under this Guarantee for the full amount of the Guarantied Obligations.  The Holders may release, settle with or compromise with any one or more Persons who are otherwise liable for the payment or performance of all or portions of the Guarantied Obligations without impairing, diminishing or releasing any rights of the Holders hereunder against any Guarantor or any other Person liable for the Guarantied Obligations.  This Guarantee shall continue in full force and effect and shall bind each Guarantor notwithstanding the death or release of any other Person who is
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otherwise liable for the payment or performance of all or any portion of the Guarantied Obligations

8.      AMENDMENTS AND WAIVERS.
    No amendment to, waiver of, or departure from full compliance with any provision of this Guarantee, or consent to any departure by any Guarantor herefrom, shall be effective unless it is in writing and signed by authorized officers of each Guarantor directly affected thereby and the Required Holder(s); provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No failure by any Holder to exercise, and no delay by any Holder in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any Holder of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.
9.      RIGHTS CUMULATIVE.
    Each of the rights and remedies of the Holders under this Guarantee shall be in addition to all of their other rights and remedies under applicable law, and nothing in this Guarantee shall be construed as limiting any such rights or remedies.
10.  SERVICE OF PROCESS.
    EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO IT AT ITS ADDRESS SET FORTH IN ANNEX 1 HERETO.  SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED AS OF THE DATE THAT SUCH GUARANTOR SIGNS THE RETURN RECEIPT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
11.  WAIVER OF JURY TRIAL.
    EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTEE.
12.  SEVERABILITY.
    Any provision of this Guarantee which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective tothe extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a
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material change as to cause completion of the transactions contemplated hereby to be unreasonable.

13.  GOVERNING LAW.
    THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED ANDENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
14.  SECTION HEADINGS.
    Section headings are for convenience only and shall not affect the interpretation of this Guarantee.
15.  LIMITATION OF LIABILITY.
    NO HOLDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH OF THE GUARANTORS HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, (a) ANY LOSS OR DAMAGE SUSTAINED BY ANY GUARANTOR THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY ACT OR FAILURE TO ACT REFERRED TO IN SECTION 2.5 OR (b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY ANY GUARANTOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS GUARANTEE.
16.  ENTIRE AGREEMENT.
    This Guarantee embodies the entire agreement among Guarantors and the Holders relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
17.  COMMUNICATIONS.
    All notices and other communications to the Holders or Guarantors hereunder shall be in writing, shall be delivered in the manner and with the effect, as provided by the Note Agreement, and shall be addressed to the Guarantors as set forth in Annex 1 hereto and to Holders as set forth in the Note Agreement.
18.  DUPLICATE ORIGINALS.
    Two or more duplicate counterpart originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument, Delivery of any executed signature page to this Guarantee by any Guarantor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Guarantee by such Guarantor.
11

19.  NOTICES.
    Nothing in this Guarantee shallvoid or abrogate any obligation of the Company, any Guarantor or any Holder to give any notice specifically required to be given by such Person in any provision of any Transaction Document.
20.  TERMINATION.
    Subject to Section 2.7, this Guarantee shall terminate and have no further force or effect upon payment in full of the Guarantied Obligations and the termination of the Note Agreement.
            [Remainder of page intentionally left blank.  Next page is signature page.]
12

                                       DATAMET, INC.

By:
Name:
Title:

KEYSTONE TUBE COMPANY, LLC

By:
Name:
Title:

TOTAL PLASTICS, INC.

By:
Name:
Title:

PARAMONT MACHINE COMPANY, LLC

By:
Name:
Title:

ADVANCED FABRICATING
  TECHNOLOGY, LLC

By:
Name:
Title:

OLIVER STEEL PLATE CO.

By:
Name:
Title:

METAL MART, LLC

By:
Name:
Title:

 ANNEX 1
ADDRESSES OF GUARANTORS
Guarantor	Jurisdiction of Organization	Address
Datamet, Inc.	Illinois	Datamet, Inc. 3400 North Wolf Road Franklin Park, IL 60131
Keystone Tube Company, LLC	Delaware	Keystone Tube Company, LLC 13527 South Halsted Street Riverdale, IL 60827
Total Plastics, Inc.	Michigan	Total Plastics, Inc. 2810 North Burdick Street Kalamazoo, MI 49004
Paramont Machine Company, LLC	Delaware	Paramont Machine Company, LLC 963 Commercial Avenue SE New Philadelphia, OH 44663
Advanced Fabricating Technology, LLC	Delaware	Advanced Fabricating Technology, LLC 687 Bryne Industrial Drive Rockford, MI 49341
Oliver Steel Plate Co.	Delaware	Oliver Steel Plate Co. 7851 Bavaria Drive Twinsburg, OH 44087
Metal Mart, LLC	Delaware	Metal Mart, LLC W229 N2464 Joseph Road Waukesha, WI 53186

EXHIBIT A

[FORM OF JOINDER AGREEMENT TO GUARANTY AGREEMENT]
JOINDER AGREEMENT NO.____TO GUARANTY AGREEMENT
Re: A. M. CASTLE & CO.
This Joinder Agreement is made as of ______________, in favor of the Holders (as such terms are defined in the Castle Guaranty, as hereinafter defined).
A.        Reference is made to the Guaranty Agreement made as of November 17, 2005 (as such Guarantee may be supplemented, amended, restated or consolidated from time to time, the “Castle Guaranty”) by certain Persons in favor of the Holders (as defined in the Castle Guaranty), under which such Persons have guaranteed to the Holders the due payment and performance by A. M. Castle & Co. (“Castle”) of the Guarantied Obligations (as defined in the Castle Guaranty).
B.         Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Castle Guaranty, including the definitions of terms incorporated in the Castle Guaranty by reference to other agreements.
C.        Section 5 of the Castle Guaranty provides that additional Persons may from time to time after the date of the Castle Guaranty become Guarantors under the Castle Guaranty by executing and delivering to the Holders a supplemental agreement to the Castle Guaranty in the form of this Joinder Agreement.
For valuable consideration, each of the undersigned (each a “NewGuarantor”) severally (and not jointly, or jointly and severally) agrees as follows:
1.         Each of the New Guarantors has received a copy of, and has reviewed, the Castle Guaranty and the Transaction Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Holders pursuant to Section 5 of the Castle Guaranty.
2.         Effective from and after the date this Joinder Agreement is executed and delivered to the Holders by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Castle Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Castle Guaranty as a Guarantor.  In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to Holders in accordance with the provisions of the Castle Guaranty the due and punctual payment and performance in full of each of the Guarantied Obligations as each such Guarantied Obligation becomes due from time to time (whether because of maturity, default, demand, acceleration or otherwise) and understands, agrees and confirms that the Holders may enforce the Castle Guaranty and this Joinder Agreement against such New Guarantor for the benefit of the Holders up to the full amountof the Guarantied Obligations without proceeding against any other Guarantor, Castle, any other Person or any collateral securing the Guarantied Obligations.  The terms and provisions of the Castle Guaranty are incorporated by reference in this Joinder Agreement.
3.         Upon this Joinder Agreement bearing the signature of any Person claiming to have authority to bind any New Guarantor coming into the hands of any Holder, and irrespective of whether this Joinder Agreement or the Castle Guaranty has been executed by any other Person, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Castle Guaranty.  No statement, representation, agreement or promise by any officer, employee or agent of any Holder forms any part of this Joinder Agreement or the Castle Guaranty or has induced the making of this Joinder Agreement or the Castle Guaranty by any of the New Guarantors or in any way affects any of the obligations or liabilities of any of the New Guarantors in respect of the Guarantied Obligations.
4.         This Joinder Agreement may be executed in counterparts.  Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement.  Delivery of an executed signature page to this Joinder Agreement by any New Guarantor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such New Guarantor.
5.         This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of Illinois excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.
6.         This Joinder Agreement and the Castle Guaranty shall be binding upon each of the New Guarantors and the successors of each of the New Guarantors.   None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations.
IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.
[NEW GUARANTOR]

By:
Name:
Title:

                                                                                                                    EXHIBIT E-1

FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL]
 [see attached]
E-1-1

EXHIBIT E-2
[FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO THE COMPANY]
[see attached]
E-2-1

EXHIBIT E-3
FORM OF OPINION OF SPECIAL MICHIGAN COUNSEL TO THE COMPANY]
[see attached]
E-3-1

EXHIBIT E-4

[FORM OF OPINION OF IN-HOUSE CORPORATE COUNSEL TO THE COMPANY]

[see attached]
E-4-1

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:__________,
To:       The Prudential Insurance Company of America
            Prudential Retirement Insurance and Annuity Company
            [insert other holders of the Notes]
Ladies and Gentlemen:
Reference is made to that certain Note Agreement, dated as of November 17, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among  A. M. Castle & Co., a Maryland corporation (the “Company”), and the Purchasers named in the Purchaser Schedule attached thereto.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                         of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to Agents on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.         Attached hereto as Schedule 1 are the year-end audited financial statements required by paragraph 5F of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.         Attached hereto as Schedule 1 are the unaudited financial statements required by paragraph 5F(a) of the Agreement for the fiscal quarter of the Company ended as of the above date.  The information contained in such financial statements contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the consolidated financial position of the Company and its Subsidiaries as of the date set forth above and the consolidated results of their operations and cash flows for the periods then ended, except that such financial statements condense or omit certain footnotes pursuant to the rules and regulations of the Securities and Exchange Commission.
2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

      3.         A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all of their respective obligations under the Transaction Documents, and

[select one:]
[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Transaction Documents applicable to them, and no Default has occurred and is continuing.]

--or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.         The representations and warranties of the Company contained in paragraph 8 the Agreement, and/or any representations and warranties of the Company or any Guarantor that are contained in any document furnished at any time under or in connection with the Transaction Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of paragraph 8B of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (b) and (a), respectively, of paragraph 5F of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.         The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________, ______________.
A. M. CASTLE & CO. By: Name: Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000's)

I. Paragraph 5K(a) – Subsequent Guarantors
A. Assets of the Canadian Subsidiary as a percentage of Consolidated Total Assets	_______%
B. Assets of the Mexican Subsidiary as a percentage of Consolidated Total Assets	_______%
II. Paragraph 6A – Adjusted Consolidated Net Worth.
A. Adjusted Consolidated Net Worth at Statement Date:
1. Consolidated Stockholders Equity:	$____________
2. Restricted Investments in excess of 10% of Consolidated Stockholders Equity:	$____________
3. Adjusted Consolidated Net Worth (Line I.A.1 less Line I.A.2):	$____________
B. Minimum Required Adjusted Consolidated Net Worth:	$____________
1. $106,751,000:	$____________
2. plus the sum of 40% of Consolidated Net Income (but only if a positive number) earned in each completed fiscal year ending after December 31, 2004:	$____________
3. plus 40% of Consolidated Net Income (but only if a positive number) for the portion of the fiscal year to date:	$____________
4. Minimum Required Adjusted Consolidated Net Worth (I.B.1 plus I.B.2 plus I.B.3.):	$____________
C. Excess (deficient) for covenant compliance (Line I.A.3 less I.B.4):	$____________

III. Paragraph 6B – Consolidated Debt to Consolidated Total Capitalization.
A. Consolidated Debt:	$____________
B. Consolidated Total Capitalization:	$____________
C. Consolidated Debt to Consolidated Total Capitalization (Line II.A. ) Line II.B.):	__________ to 1.0
Minimum required:	0.55 to 1.0
IV. Paragraph 6C – Net Working Capital to Consolidated Debt.
A. Net Working Capital:	$____________
B. Consolidated Debt:	$____________
C. Net Working Capital to Consolidated Debt: (Line III.A. ) Line III.B.)	________ to 1.0
Minimum required:	1.0 to 1.0

SCHEDULE 6D
EXISTING LIENS
[To be provided by the Company]
6D-1

 SCHEDULE 8A(1)
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
Name	Jurisdiction of Organization	Ownership	Significant Subsidiary

[To be provided by the Company]
8A(1)-1

SCHEDULE 8G
LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
[To be provided by the Company]

8G-1

SCHEDULE 10B
EXISTING INVESTMENTS
                                                    [To be provided by the Company]

10B-1